EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 27, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 57.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

July 27, 2011

Boston, Massachusetts